KINGS ROAD ENTERTAINMENT, INC.
                             A Delaware corporation
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of Kings Road Entertainment, Inc. (the "Company") on Form 10-QSB for the quarter ended October 31, 2004 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Geraldine Blecker, Chief Executive Officer, and I, H. Martin DeFrank, Chief Financial Officer, certify, pursuant to 18 U.S.C. SS 1350, as adopted pursuant to SS 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to Kings Road Entertainment, Inc., and will be retained by Kings Road Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


Dated: October 31, 2005                    /s/ Geraldine Blecker
                                           _________________________________
                                           By:  Geraldine Blecker
                                           Its: Chief Executive Officer



Dated: October 31, 2005                    /s/ H. Martin DeFrank
                                           _________________________________
                                           By:   H. Martin DeFrank
                                           Its:  Chief Financial Officer